Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

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WRITER'S DIRECT DIAL               120 BROADWAY                       177 MADISON AVENUE
                                                                 MORRISTOWN, NEW JERSEY 07960
                             NEW YORK, NEW YORK 10271                   (973) 538-5600
                                      _____                           FAX: (973) 538-6448

                                  (212) 238-3000                   1351 WASHINGTON BOULEVARD
                                      _____                                2ND FLOOR
                                                               STAMFORD, CONNECTICUT 06902-4543
                               FAX: (212) 238-3100                      (203) 425-1400
                            http://www.emmetmarvin.com                FAX: (203) 425-1410
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                                                September 29, 2006

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of Pryme Oil & Gas Limited

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Pryme Oil & Gas Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This opinion may be used by you as an exhibit to the Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP